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                                                                   EXHIBIT a(25)

                                                               FILED

                                                            JUN - 3 2002

                                                   SECRETARY OF THE COMMONWEALTH
                                                       CORPORATIONS DIVISION

                          ING VARIABLE PRODUCTS TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII, Section 8.3 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), and the adoption of the amendment on February 21, 2002 by the holders of a majority of the Shares outstanding and entitled to vote, hereby amend the Declaration of Trust to remove the upper limit on the number of Trustees that the Board of Trustees my set from time to time, as follows:

         1. Section 2.11 of the Declaration of Trust, executed on December 17, 1993, as adopted, is hereby amended, effective March 1, 2002, to read in its entirely as follows:

         "Section 2.11. Number of Trustees. The number of Trustees shall initially be two (2), and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees."

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         IN WITNESS WHEREOF, the undersigned have signed this Certificate of
Amendment of Declaration of Trust as of the day and year first above written.

/s/ Paul S. Doherty                           /s/ Jock Patton
---------------------------------             ---------------------------------
Paul S. Doherty, as Trustee                   Jock Patton, as Trustee

/s/ J. Michael Earley                         /s/ David W.C. Putnam
---------------------------------             ---------------------------------
J. Michael Earley, as Trustee                 David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                     /s/ Blaine E. Rieke
---------------------------------             ---------------------------------
R. Barbara Gitenstein, as Trustee             Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                         /s/ John G. Turner
---------------------------------             ---------------------------------
R. Glenn Hilliard, as Trustee                 John G. Turner, as Trustee

/s/ Walter H. May                             /s/ Roger B. Vincent
---------------------------------             ---------------------------------
Walter H. May, as Trustee                     Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                       /s/ Richard A. Wedemeyer
---------------------------------             ---------------------------------
Thomas J. McInerney, as Trustee               Richard A. Wedemeyer, as Trustee